Exhibit 10.19(b)

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LETTER AGREEMENT NO. 1

Republic Airways Holdings Inc.

Attention:     Lars-Erik Arnell

WHEREAS, CFM International, Inc. (hereinafter referred to as “CFM”), and Republic Airways Holdings, Inc., a corporation organized under the laws of the State of Delaware, (hereinafter referred to as “Republic”) (CFM and Republic being hereinafter collectively referred to as the “Parties”) have entered into General Terms Agreement CFM-1 1-2576101711 dated October 17, 2011 (hereinafter referred to as “CFM GTA”); and

WHEREAS, the Parties hereby desire to enter into this Letter Agreement No. 1 to reflect (i) the purchase by Republic of ***** new firm LEAP-1A24 powered A319NEO aircraft, ***** new firm LEAP-1A26 powered A320NEO aircraft (together including any other A320 family NEO aircraft into which any such aircraft may be converted, the “Firm Aircraft”) and ***** firm LEAP-1A24 Spare Engines and ***** firm LEAP-1A26 Spare Engines (together the twelve (12) engines referred to as the “Firm Spare Engines”) and (ii) Republic’s right to purchase up to ***** additional purchase right aircraft and ***** additional purchase right aircraft powered by LEAP-X Engines (the “Purchase Right Aircraft” and, together with the Firm Aircraft, the “Aircraft”) and up to ***** conditional LEAP-X Spare Engines (the “Conditional Spare Engines” and, together with the Firm Spare Engines, the “Spare Engines”, and the Spare Engines, together with the engines installed on original delivery to Republic of the Aircraft, the “Engines”).

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.	Republic shall, subject to the terms and conditions of the Airbus Purchase Agreement, purchase and take delivery of the Firm Aircraft from Airbus per the delivery schedule in Attachment A, which delivery schedule is subject to change pursuant to the Purchase Agreement between Republic and Airbus relating to the Firm Aircraft (the “Airbus Purchase Agreement”) (as so changed, if applicable, the “Aircraft Delivery Period”). If Republic agrees with Airbus to purchase any Purchase Right Aircraft (including the related Engines), it will give CFM prompt written notice thereof setting forth the number of Purchase Right Aircraft to be purchased and respective delivery months or quarters, in which case the Delivery Period shall be extended ***** after the last delivery month or quarter of the Purchase Right Aircraft.

2.

Republic shall purchase and take delivery of a minimum of ***** Firm Spare Engines from CFM according to the delivery schedule set forth in Attachment A. If the delivery schedule for the Firm Aircraft is changed, upon request of Republic and the consent of CFM, (such consent shall not be unreasonably withheld), the delivery schedule for the

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Firm Spare Engines will be correspondingly changed (as so changed, if applicable, the “Spares Delivery Period” and, together with the Aircraft Delivery Period, the “Delivery Period”). If Republic agrees with Airbus to purchase all of the Purchase Right Aircraft, Republic shall purchase and take delivery of a minimum of the ***** Conditional Spare Engines from CFM.

3.	The Engines purchased by Republic shall be subject to the terms of the CFM GTA. If any provision of this Letter Agreement is inconsistent with any provision of the CFM GTA, the terms of this Letter Agreement shall govern.

In consideration of the above, CFM agrees to the following:

A.	Special Allowances and Installed Engine Base Prices

Installed Engine shipset list price charged by CFM to Airbus for the Aircraft is ***** for CFM LEAP-X1A24, *****for CFM LEAPX1A26 ***** for CFM LEAPX1A32. Republic has confirmed these prices with Airbus. CFM shall not change these prices without the written consent of Republic. Escalation for installed Engines is per the CPI index per Attachment D attached hereto. CFM agrees to an annual cumulative cap up to the related delivery date of *****%, and a ***** annual escalation above *****% for both installed Engines and Spare Engines. It is understood that the escalation provisions will have a *****% annual cumulative floor. This cap will also apply to the allowances set forth in paragraphs A(i) and A(ii) below. CFM agrees to remove the “F” factor from the escalation formula as noted in Attachment D for installed Engines, Spare Engines, and allowances set forth in paragraphs A(i) and A(ii) below.

All financial remedies under the Special Guarantees set forth in paragraph C below are expressed in January 2010 US Dollars and are subject to escalation up to the first Aircraft delivery per Attachment D and subject to the above escalation cap applied to the installed and Spare Engines.

CFM agrees to provide the following allowances to Republic subject to the conditions set forth in Attachment B hereto:

(i)	Aircraft Allowance . For each of the Aircraft delivered to Republic on or before December 31, 2025, as may be mutually adjusted, CFM will provide Republic at the time of such delivery, a per Aircraft allowance for each of the A319 model Aircraft delivered to Republic in the amount of *****, for each of the A320 model Aircraft delivered to Republic, a per aircraft allowance in the amount of ***** and for each of the A321 model Aircraft delivered to Republic, a per aircraft allowance in the amount of *****.

Such allowances are stated in January 2010 US Dollars (CPI=186.92) and shall be subject to adjustment to the date of delivery of each shipset of

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Engines to Airbus in accordance with the escalation formula set forth in Attachment D. If requested in writing by Republic at least ***** prior to scheduled Aircraft delivery date, CFM will by the time of delivery of such Aircraft pay in cash the amount of the Aircraft Allowance directly to Airbus. Republic shall continue to advise CFM of any delivery date changes. If CFM actually pays the Aircraft Allowance to Airbus on the delivery date as most recently notified by Republic and the actual delivery date is delayed more than ***** from the date CFM provides such allowance, Republic will pay to CFM interest on such amount, calculated from the date of payment to Airbus to but excluding the date of actual Aircraft delivery or return of such payment to CFM. Interest will be computed at *****. Such payment to Airbus may be offset against any amounts due and owing CFM.

At delivery by Airbus to Republic of an Aircraft, CFM shall pay to Republic (if any) the excess of (i) the net Engine price charged by Airbus for the installed CFM LEAP-X1A Engines over (ii) the shipset list price minus the foregoing allowance, each as escalated in accordance with this Letter Agreement.

(ii)	Equipment Credit Allowance. CFM agrees to provide Republic an Equipment credit allowance for each of the Aircraft delivered to Republic on or before *****, as may be mutually adjusted, in the amount of ***** to be used toward the purchase of Spare Engines, issued at the time of such delivery.

Such allowance is stated in ***** and is subject to escalation to the date of delivery of each shipset of engines to Airbus in accordance with the escalation formula set forth in Attachment D.

(iii)	Form of Allowances. Unless otherwise set forth above, the allowances provided to Republic hereunder shall be *****.

B.	Price Protection.

Base prices for CFM-LEAPX Spare Engines delivered through ***** in support of the Aircraft, shall be as set forth in Attachment C hereto, which prices shall be subject to escalation in accordance with the escalation formula set forth in Attachment D hereto and subject to the cap referred to in Section A of this Letter Agreement.

C.	Special Guarantees.

CFM agrees to provide the following special guarantees to Republic in support of the Aircraft described in this Letter Agreement. These special guarantees are subject to (I) the Limitation of Liability provisions set forth in the GTA, (ii) the

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General Conditions set forth in Section VII of Exhibit B to the GTA, and (iii)the Basis and Conditions for Special Guarantees set forth in Attachment E hereto. Terms that are capitalized but not otherwise defined herein shall have the meaning ascribed to them in Section I of Exhibit B to the GTA. If an Engine covered by any Special Guarantee delineated below, exhibits performance that is worse than the guaranteed performance value contained in such Special Guarantee, and such Engine has been retrofitted to incorporate non-CFM life limited, flow path, or fuel delivery parts, or non-CFM engine controls, it shall be the responsibility of Republic to demonstrate that such part(s) has not contributed to the performance deterioration for that Engine. In the event Republic has not made such demonstration to the reasonable satisfaction of CFM, such Engine will be removed from the event calculation used to determine total fleetwide performance under the applicable Special Guarantee. Unless otherwise specifically indicated all of the special guarantees set forth below shall be effective for a period of ***** commencing upon the entry into revenue service of the first (1st) Aircraft (the “Guarantee Period”). These special guarantees are exclusively offered and administered by CFM.

(i)	Fuel Burn Guarantee

CFM guarantees that the fuel burn for LEAP-X1A Engines powered Aircraft will be at least *****% lower than the Airbus guarantee for the identical assumptions used in the MKE-TPA market as of June 17, 2011. The guarantee will be based on a fuel burn measurement provided by Airbus in connection with the delivery of each Aircraft consistent with the Airbus guarantee for individual aircraft and annual fleet calculations. This guarantee will be valid for fuel burn shortfall that is driven by Engine performance. If CFM provides an Engine that is at least *****% better in weighted Specific Fuel Consumption (“SFC”) than the current (June 21, 2011) weighted SFC quote used for the Airbus block fuel calculation, then this guarantee will not apply. If CFM fails to meet this guarantee, CFM will provide credit against purchases of parts and services annually in the amount equal to the shortfall against the guarantee using the average annual fuel price and operating statistics of Republic’s Airbus fleet utilized in connection with the Airbus guarantee. The calculation for credits will take into account the time from entry into service until the first shop visit. In no event shall CFM’s liability for failure to meet this guarantee exceed US ***** per Aircraft.This guarantee will apply until each Engines first shop visit.

(ii)	Performance Restoration Guarantee

CFM guarantees that the cumulative fleet average cruise fuel consumption deterioration will not exceed an average of *****% due solely to Engine deterioration. This guarantee will be measured ***** after delivery of the 1st Aircraft and at the end of the Guarantee Period. If the actual fleet average Engine cruise fuel consumption increase due to Engine deterioration exceeds the

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guarantee, CFM will provide Republic a credit against purchases of parts and/or services from CFM in the amount equal to the value of the excess fuel consumed for that portion of the Guarantee Period during which the guarantee is exceeded. The method for calculating this guarantee is set forth in Attachment G.

(iii)	Delay Rate Guarantee

CFM guarantees that, for the Guarantee Period, Republic’s cumulative Engine- caused revenue flight Delay rate (for delays in excess of ***** and less than or equal to *****) will not exceed ***** events per *****. This guarantee is measured ***** after delivery of the 1st Aircraft on a cumulative basis. If at the end of the Guarantee Period the guaranteed rate, for delays in excess of ***** and less than or equal to *****, is exceeded, CFM will provide Republic a credit against future purchases from CFM in the amount of ***** for each qualifying Engine-caused Delay in excess of the guaranteed rate. Engine Caused Delays are defined in Attachment F hereto.

(iv)	Cancellation Rate Guarantee

CFM guarantees that, for the Guarantee Period, Republic’s cumulative Engine-caused Cancellation rate for revenue flights and Engine-caused Delay rate in excess of ***** will not exceed ***** combined events per 1,000 scheduled Aircraft departures. This guarantee is measured ***** after delivery of the 1st Aircraft on a cumulative basis. If at the end of Guarantee Period the guaranteed rate for Cancellation and Delay in excess of ***** is exceeded, CFM will provide Republic a credit against future purchase from CFM in the amount of ***** for each qualifying Engine-caused Cancellations/Delays greater than ***** in excess of the guaranteed rate. Engine Caused Cancellations are defined in Attachment F hereto.

(v)	In-Flight Shutdown (“IFSD”) Guarantee

Republic’s cumulative Engine-caused IFSD rate will not exceed ***** EFH. For purposes of this guarantee, an Engine-caused IFSD is defined as (i) when an Engine Part experiences a Failure or malfunctions resulting in an Engine-caused shutdown during flight or (ii) subject to verification of compliance with the Flight Crew Operating Manual, when the flight crew elects to shut off fuel to the Engine during flight solely due to an Engine Part Failure or malfunction. This guarantee is measured ***** after delivery of the 1st Aircraft on a cumulative basis. If at the end of the Guarantee Period the guaranteed rate is exceeded, CFM will provide Republic a credit against purchases from CFM in the amount of ***** for each IFSD in excess of the guaranteed rate.

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(vi)	Remote Site Removal Guarantee

Republic’s cumulative Engine-caused Remote Site Removal rate will not exceed ***** per *****. This guarantee is measured ***** after delivery of the 1st Aircraft on a cumulative basis. For purposes of this guarantee, “Remote Site Removal” is defined as an Engine-caused Failure requiring Engine removal from the Aircraft at any location except Airline’s main base(s) or where any Spare Engine is available from Airline. If at the end of the Guarantee Period the guaranteed rate is exceeded, CFM will provide Republic a credit against purchases from CFM in the amount of ***** for each Remote Site Removal in excess of the guaranteed rate.

(vii)	Extended Ultimate Life Guarantee

CFM guarantees Ultimate life limits on Parts for which a FAA and/or an EASA imposed Ultimate Life Limitation is published. This guarantee is measured ***** after delivery of the 1st Aircraft on a cumulative basis.

CFM will grant a pro rata Parts Credit Allowance decreasing from ***** to ***** at the Flight Cycles identified in the table below (for all life limited parts within each identified Module). Credit will be granted only when such Parts are permanently removed from service by a FAA and/or and EASA imposed Ultimate Life Limitation of less than the table Flight Cycles. In no event shall CFM incur duplicative liability to Airline for the same occurrence or event under this guarantee and the Ultimate Life Warranty set forth in Exhibit A of the GTA

*****

(viii)	Foreign Object Damage (“FOD”) Free Core Guarantee

CFM guarantees that, during the first ***** of operation, Republic will experience no Engine removals from the Aircraft due solely to FOD to the Engine’s Core.

For the purposes of this guarantee, FOD shall mean damage to any portion of the Engine caused by impact with or ingestion of an outside object including, but not limited to, small birds, hail or sand. “Core” shall mean High Pressure Compressor, Low Pressure Compressor, Combustor and High Pressure Turbine.

FOD events caused by negligence are not covered under this guarantee.

If during the Guarantee Period the guarantee is not met, CFM will provide Republic a credit against purchases from CFM in the amount of ***** for each such qualifying event. Settlement of all claims under this guarantee shall take place as soon as possible (and in any event no later than *****) after submittal of a valid claim by Republic.

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(ix)	Fuel and Carbon Guarantee

Based on: (1) Customer’s Current Fleet (which is defined in the Fuel Services Agreement between Customer and GE Aviation Fuel and Carbon Solutions, Inc.), and (2) a minimum fuel price of ***** USD per gallon, CFM International, Inc. (“CFM”) guarantees that during the ***** period following the implementation of the reasonable fuel saving recommendations by GE Aviation FCS (the “Guarantee Period”). Republic will save a minimum of ***** (2011 USD, not subject to any annual adjustments) in fuel costs (the “Guaranteed Amount”) (this “Fuel Savings Guarantee”). The Guaranteed Amount is net of any payments made by Republic to GE Aviation FCS. CFM’s agreement to provide the Fuel Savings Guarantee is based upon Republic’s: (1) execution of a Fuel Services Agreement with GE Aviation FCS (the “Agreement”) and (2) implementation of reasonable fuel saving recommendations that result from the services provided to Republic by GE Aviation FCS under such Agreement.

If Republic does not save at least the Guaranteed Amount in fuel costs over the Guarantee Period, then CFM will pay Republic the difference between the Guaranteed Amount and the amount of savings actually realized as calculated in accordance with the Agreement. The payment will be in the form of a credit that can be used for services and parts provided by CFM. Such credit shall be made available to Republic after the end of the Guarantee Period to Republic’s account. The payment by CFM under this Fuel Savings Guarantee shall in no event exceed the Guaranteed Amount and shall be Republic’s sole remedy for CFM’s failure to meet this Fuel Savings Guarantee.

In the event that Republic: (1) does not execute the Agreement or (2) does not implement all reasonable fuel saving recommendations that result from the Fuel Services throughout the duration of the Guarantee Period, this Fuel Savings Guarantee will be null and void and CFM shall be under no obligation to provide any payment of cash or credits under this Fuel Savings Guarantee whatsoever.

This Fuel Savings Guarantee is exclusively offered and administered by CFM and may not be assigned without the prior written consent of CFM. In the event of termination of the Agreement due to breach by GE Aviation FCS, this Fuel Savings Guarantee shall survive.

D.	Assignment Rights

1. Notwithstanding anything to the contrary set forth in the CFM GTA, Republic shall have the right to assign this Letter Agreement to any of its affiliated companies and Republic will not be released from its obligations without consent from CFM. Also, Republic will have the right to assign this Letter Agreement and Republic will be released from its obligations in any sale of substantially all assets, as long as the successor

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assumes all obligations under this Letter Agreement and have a consolidated net worth no less then Republic’s consolidated net worth immediately prior to such assignment and such successor is not (i) a person or company to whom it is illegal for CFM to sell products or services to or is prohibited by regulation or law from doing business with, (ii) an engine manufacturer or service provider or an entity controlled by an engine manufacturer or service provider, or (iii) any person or company that CFM, acting reasonably, and without unreasonable delay, notifies Republic that such person or company is one with which CFM objects to on the basis of compliance policies to doing business with, or is insolvent or is in bankruptcy or is an affiliate of any such persons or companies. Also Republic will have the right to maintain this Letter Agreement under a lease, or financing to a third party operator of the installed Engines or Spare Engines, as long as Republic is financially responsible for all obligations under the definitive agreements and the financial terms are not disclosed to such party.

(2) Republic shall have the right to assign Republic’s rights, liabilities and obligations under this Letter Agreement to Frontier Airlines, Inc. (“Frontier”), in which case Republic shall have no further rights, obligations or liabilities under this Letter Agreement if the following conditions are satisfied:

(a) Any transaction occurs in which Republic ceases to be the beneficial owner of more than 50% of Frontier’s outstanding Common Shares, if Frontier executes an assumption agreement reasonably satisfactory to CFM of the obligations of Republic under this Agreement and immediately after giving effect to such transaction, the credit quality of Frontier (or that of Frontier and a new guarantor combined) is the same as or better than that of Frontier and Republic combined immediately prior to the transaction, as measured by reasonable tests that will include unrestricted cash levels and tangible net worth; or

(b) A transfer occurs of all or substantially all of the assets of Frontier to a single buyer if, the buyer executes an assumption reasonably satisfactory to CFM of the obligations of Republic under this Letter Agreement and immediately after giving effect to such transaction, the credit quality of the buyer (or of the buyer and a new guarantor combined) is the same as or better than that of Frontier and Republic combined immediately prior to the sale, as measured by reasonable tests that will include unrestricted cash levels and tangible net worth.

(c) To the extent a guarantor is necessary to satisfy the foregoing conditions, such guarantor must also guarantee the obligations and liabilities of Frontier under this Letter Agreement.

(d) No entity having Control (as defined below) of Frontier, nor the buyer of the assets of Frontier, nor the guarantor is a company that is (1) engaged in the business of leasing of aircraft or spare engines; (2) a person to whom it is illegal for CFM to sell products or services or a party with which CFM is prohibited by applicable law or regulation, including without limitation, the United States Patriot Act, from doing business; (3) an airframe manufacturer or an engine manufacturer, or an entity directly or indirectly controlled by an airframe

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manufacturer or an engine manufacturer; (4) any person that CFM, acting reasonably and without unreasonable delay, notifies Frontier is a person with which CFM objects to doing business; or (5) insolvent or in bankruptcy or (6) an affiliate of any such persons .(Control means the possession, direct or indirect of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise); and

(e) There is no event of default or material default and, in any case, there is no termination event or event that, with the giving of notice, the lapse of time, or both, would become a termination event under the GTA or this Letter Agreement; and

(f) The assignment referred to in this paragraph (2) will be available on only one occasion.

E.	Waiver

CFM hereby waives all rights to damages, cancellation charges or similar compensation arising from the cancellation by Frontier of orders to purchase aircraft under the A318/A319 Purchase Agreement dated as of March 10, 2000, between Airbus and Frontier and any related cancellation of orders for installed or spare engines to be provided by CFM. Such waiver is contingent upon Republic executing this Letter Agreement.

F.	Termination

This Letter Agreement shall terminate if the CFM GTA is terminated pursuant to Section 15.M of the GTA.

G.	Additional Benefits

(i) CF34-8E-10E Aircelle Credits. CFM guarantees that Aircelle will grant Republic a reduction in the price of the spares for the CF34-8E thrust reverser Get Well/Get Better Program (SB50 and SB55) from current price of ***** to ***** per thrust reverser half (or C-Duct) plus remaining credits to be used to offset additional Get Well/Get Better Program costs up to a total credit amount of *****. Credits may be applied on a per event basis up to a *****% discount for any Aircelle services or parts. It is understood that these total credits and discounts will not exceed *****.

(ii) CFM56-5B ESN 575831 Credit. CFM agrees to provide a total credit in the amount of ***** to be applied to the overhaul by CFM of CF34 engine ESN 575831 and the net cost for such overhaul will not exceed *****. CFM will confirm that GECAS will release a total of no less than ***** from the engine reserve under the lease covering such engine and Republic will pay no more than

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***** in connection with such overhaul. Such credit shall be issued at the time of the T&M invoice.

(iii) ClearCore Engine Wash Credit. To enhance Republic’s capability to perform Engine water wash and increase fuel savings, CFM agrees to provide credits for Republic which will enable Republic to purchase one ClearCore water wash system at ***** to Republic upon delivery of the ClearCore water wash system.

(iv) Thrust Upgrades. Promptly after execution of this Letter Agreement, CFM agrees to provide Republic rating plugs and nameplates at ***** to upgrade two CFM56-5B8 engines to CFM56-5B5 or CFM56-5B6. Republic shall return the nameplates and rating plugs to CFM in no event later than March 2015 and such engines shall thereupon revert back to CFM56-5B8 rating. CFM agrees to provide a *****% credit to Republic to an upgrade one CFM56-5B6 or CFM56-5B5 engine to CFM56-5B4 rating.

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Please indicate your agreement with the foregoing by signing two (2) duplicate originals as provided below.

Very truly yours,

Republic Airways Holdings Inc	CFM International, Inc

By: /s/ Lars-Erik Arnell	By: /s/ John C. Mericle

Typed Name: Lars-Erik Arnell	Typed Name: John C. Mericle

Title: Senior Vice President	Title: Chief Financial Officer

Date: [Undated]	Date: October 26, 2011

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ATTACHMENT A

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ATTACHMENT B

CONDITIONS FOR SPECIAL ALLOWANCES/DELAY/CANCELLATION

1.	Allowance Contingency

The equipment credit allowances as defined in Article A(ii), (excluding the aircraft allowances applicable to Engines installed on aircraft) are contingent upon Republic placing an order and taking delivery of Aircraft and Spare Engines per the quantity and delivery schedule set forth in the Letter Agreement and Attachment A.

2.	Allowance Not Paid

Allowances described herein for future deliveries of Aircraft and Spare Engines will become unearned and will not be paid if Republic’s purchase order with the aircraft manufacturer is terminated, canceled or revoked, or for any reason delivery of the Aircraft will be prevented or delayed beyond ***** after the “Delivery Period” as defined in the Letter Agreement (“Delivery Period”).

3.	Termination of Special Allowances

Republic agrees that all of the Special Allowances set forth herein shall expire ***** after delivery of last scheduled Aircraft as set forth in the Letter Agreement (the “Expiration Date”).

For the avoidance of doubt, it is understood that CFM shall have no further obligation beyond the Expiration Date to provide any of such Special Allowances, which were not provided to Republic, through no fault of CFM.

4.	Adjustment of Allowances

The equipment credit allowances as defined in Article A(ii),(excluding the aircraft allowances applicable to Engines installed on aircraft) are contingent upon Republic agreeing to take delivery and accepting delivery during the Delivery Period of the minimum number of Engines as set forth below opposite the correct description of Republic’s order from Airbus (the “Minimum Number of Engines”):

Airbus Order	Aircraft	Spare Engines	Minimum Number of Engines
*****	*****	*****	*****

If Republic has canceled or otherwise failed to accept delivery of one or more of the required Minimum Number of Engines within the Delivery Period, the equipment credit allowances as defined in Article A(ii), (excluding the aircraft allowances applicable to Engines installed on aircraft) will be adjusted as follows:

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Adjustment of allowances in accordance with the above formula may be made by CFM prospectively to take into account Aircraft or Spare Engine delays and/or cancellations. In any case, Republic agrees to promptly reimburse CFM for any allowance overpayments determined to have been made at the application of the adjustment formula set forth above *****. Unless otherwise agreed by CFM, no allowance shall be paid on Aircraft or Spare Engines not accepted within the Delivery Period and such Aircraft shall not be counted for purposes of the adjustment formula set forth above.

5.	Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Republic and is not assignable without CFM’s written consent, except as otherwise expressly provided in the Letter Agreement.

6.	Set Off for Outstanding Balance

CFM shall be entitled, with ***** prior written notice, to set off any outstanding obligation and amounts that are due and owing from Republic to CFM (and not subject to a good faith dispute) for goods or services (whether or not in connection with this Letter Agreement and/or GTA), against any amount payable by CFM to Republic in connection with this Letter Agreement and/or GTA.

7.	Cancellation of Installed or Spare Engines

Republic recognizes that harm or damage will be sustained by CFM if Republic places an order for Spare Engine(s) or for Aircraft equipped with installed Engines and subsequently cancels such order or otherwise fails to accept delivery of the Engines or Aircraft when duly tendered. Within ***** of any such cancellation or failure to accept delivery occurs, Republic shall remit to CFM a cancellation charge equal to ***** per Spare Engine or installed Engine subject to such cancellation or failure to accept delivery (subject to escalation per Attachment D and the cap referred to in Section A of the Letter Agreement).

CFM shall retain any progress payments or other deposits made to CFM for any such Engine. Such progress payments will be applied to the minimum cancellation charge for such Engine. Progress payments held by CFM in respect of any such Engine which are in excess of such amounts will be refunded to Republic, provided Republic is not then in arrears on other amounts owed to CFM.

8.	Delay Charge for Installed or Spare Engines

In the event Republic delays the scheduled delivery date of a Spare Engine, or causes the delay of the scheduled delivery date of an installed Engine, for which CFM has received a purchase order from the aircraft manufacturer or Republic, as appropriate, for a period, or cumulative period, of more than *****, such delay shall be considered a cancellation and the applicable provisions hereof regarding the effect of cancellation shall apply.

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9.	Limitation Regarding Cancellation or Delay

The provisions of Sections 7 and 8 shall not apply (i) in the case of any installed Engine if Republic provides to CFM (i) a written statement fom Airbus stating that the reason for the cancellation or delay is “Excusable Delay”, “Total Loss” or “Inexcusable Delay” (as defined in the Airbus Purchase Agreement) and (ii) a written statement from Airbus that such cancellation or delay was not caused by acts or failure to act of Airline or (ii) in the case of any installed Engine or Spare Engine if the reason for the cancellation or delay is “Excuseable Delay” (as defined in the CFM GTA) or failure of CFM to perform its material obligations under this Letter Agreement or the CFM GTA.

10.	Aircraft Not Operated for Minimum Period

If, within the first ***** following delivery of each Aircraft for which a special allowance, of any nature, was provided by CFM pursuant to this Agreement (the “Minimum Period”), Republic sells, transfers, trades, exchanges, leases, subleases or otherwise fails to own and operate such Aircraft, the special allowances earned and/or paid on such Aircraft will be proportionately reduced. Republic will reimburse CFM an amount equal to the proportionate share of the special allowances earned and/or paid with respect to such Aircraft, (based on the percentage of the Minimum Period the Aircraft was actually owned and operated by Republic), with interest on such amount as provided below. The allowance reimbursement is due no later than ***** from the time Republic ceases to own and operate such Aircraft. Interest will be calculated at the Prime Rate, from the time of initial allowance payment on such Aircraft until the time of full reimbursement.

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ATTACHMENT C

BASE PRICES FOR CFM LEAPX SPARE ENGINES

Prices Applicable to Deliveries through December 31, 2025

Item	Base Price *****
1 CFM-LEAPX1A24	*****
2 CFM-LEAPX1A26	*****
3 CFM-LEAPX1A32	*****

A.	Base prices are effective for basic Spare Engines delivered to Republic by CFM on or before ***** and such base price is subject to escalation in accordance with Attachment D.

B.	The selling price of CFM-LEAPX basic Spare Engines delivered after ***** above shall be the base price then in effect, which base price shall be subject to adjustment for escalation in accordance with CFM’s then-current escalation provisions.

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ATTACHMENT D

ESCALATION FORMULA

CFM-LEAP-X1A

Spare Engines & Major Modules

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I.	The base price for Products purchased hereunder shall be adjusted pursuant to the provisions of this Exhibit. Except as expressly provided in the Attachment D, CFM shall be prohibited from making changes in these escalation provisions without the consent of Republic for Engines delivered through *****.

II.	For the purpose of this adjustment:

A.	Base price shall be the price(s) set forth in the applicable Letter Agreement.

B.	The Composite Price Index (CPI) shall be calculated, to the second decimal place, using the following formula:

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MONTH OF SCHEDULED ENGINE DELIVERY	MONTHS TO BE UTILIZED IN DETERMINING THE THREE MONTH ARITHMETIC AVERAGE
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****

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C.	Each CPI shall be determined to the second decimal place. Calculation shall be to the third decimal digit and if the third decimal digit is five or more, the second decimal digit shall be raised to the next higher figure. If the third decimal digit is less than five, the second decimal figure shall remain as calculated.

D.	The Base Composite Index (*****) shall be the CPI determined assuming a base period in January 2010.

III.	Base prices shall be adjusted in accordance with the following formula [Please provide examples]:

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IV.	The invoice price shall be the final price and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the base price.

V.	The ratio ***** shall be calculated to the fourth decimal digit. If the fourth decimal digit is five or more, the third decimal digit shall be raised to the next higher figure, and if the fourth decimal digit is less than five, the third decimal figure shall remain as calculated. If the calculation of this ratio results in a number less than 1.000, the ratio will be adjusted to 1.000. The resulting three digit decimal shall be used to calculate *****.

VI.	Values to be utilized in the event of unavailability. If at the time of delivery of Product, CFM is unable to determine the adjusted price because the applicable values to be used to determine the ***** have not been released by the Bureau of Labor Statistics, then:

a)	The Price Adjustment, to be used at the time of delivery of the Product, will be determined by utilizing the escalation provisions set forth above. The values released by the Bureau of Labor Statistics and available ***** prior to scheduled Product delivery month will be used to determine the ***** values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Product Price Adjustment. If no value has been released for an applicable month, the provisions set forth in Paragraph b, below, will apply. If prior to delivery of a Product, the U.S. Department of Labor changes the base year for determination of the ***** values as defined above, such rebase values will be incorporated in the Price Adjustment calculation.

b)	If prior to delivery of a Product, U.S. Department of Labor substantially revises the methodology used for the determination of the values to be used to determine the ***** values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Price Adjustment, CFM will, prior to delivery of any such Product, select a substitute for such values from data published by the Bureau of Labor Statistics or other U.S. government entity or, if none is available, other similar data reported by non-governmental United States organizations, such substitute to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revisions of the formula will be made as required to reflect any substitute values. However, if within ***** from delivery of the Product, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Product Price Adjustment, such values will be used to determine any increase or decrease in the Product Price Adjustment from that determined at the time of delivery of such Product.

c)	In the event escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the base price of any affected Product to reflect an allowance for increase or decrease in labor compensation and material costs occurring since February of the base price year which is consistent with the applicable provisions of this Price Escalation formula.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

d)	For the calculation herein, the values released by the Bureau of Labor Statistics and available to CFM at the end of the month prior to scheduled Product delivery month will be used to determine the ***** values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Product Price Adjustment for the Product invoice at the time of delivery. The values will be considered final and no Product Price Adjustment will be made after Product delivery for any subsequent changes in published index values.

Note:	Any rounding of a number, with respect to escalation of the Product Price, will be accomplished as follows: If the first digit of the portion to be dropped from the number is five or greater, the preceding digit will be raised to the next higher number.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT E

BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

A.	General Conditions

The Guarantees offered in this Letter Agreement have been developed specifically for Republic’s new installed and Spare Engines. The General Conditions described in Section VII of Exhibit B of the General Terms Agreement between CFM and Republic apply to the guarantees and such guarantees are offered to Republic contingent upon:

1.	Republic accepting delivery of a minimum of ***** Engine powered A320NEO family Aircraft in the “Delivery Period” as defined in this Letter Agreement;

2.	Republic procuring and maintaining the CFM recommended number of Spare Engines

3.	Republic’s Engines being identified and maintained separately from other operators’ engines at the repair agency;

4.	Republic operating Aircraft *****. A change in Aircraft or Engine quantity, Aircraft or Engine model, Aircraft delivery schedule from that described in this Letter Agreement, or flight operations resulting in more severe operating conditions than described above will require adjustment of the guaranteed values to reflect such different conditions, using CFM’s operational severity criteria;

5.	Republic and CFM agreement upon the Engine restoration workscope necessary during each shop visit. Engine operation and maintenance will be performed in accordance with CFM manuals, bulletins, or other written instructions;

6.	Available on-wing maintenance and performance restoration procedures, including CFM recommendations for Engine water wash at intervals no greater than every ***** (or as otherwise mutually agreed between Republic and CFM), being used to avoid unnecessary shop visits; and

7.	Service bulletins agreed to between Republic and CFM being incorporated in a timely manner.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT E

BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

(continued)

B.	Exclusions

The guarantees shall not apply (i) to events that are due to negligence, acts of god, accidents, improper operation and/or improper maintenance or (ii) if the Engines are employed in power-back aircraft operation (iii) to non Engine-caused events.

Costs associated with shop visits for convenience or lease return conditions shall be excluded from the guarantees.

Costs associated with life limited Parts retirement, taxes, transportation or any other fees are excluded. Parts shall be considered Scrapped if they bear a scrap tag duly countersigned by a CFM representative.

C.	Administration

The guarantees are not assignable without the written consent of CFM, except as expressly provided in the Letter Agreement.

If compensation becomes available to Republic under more than one specific guarantee, airframer guarantee, warranty or other engine program consideration, Republic will not receive duplicate compensation but will receive the compensation most beneficial to Republic under a single guarantee, warranty or other program consideration. Unless otherwise stated, the guarantee compensation will be in the form of credits to be used by Republic against the purchase from CFM of Spare Engines, spare Parts, and/or Engine services.

ATTACHMENT F

DELAY AND CANCELLATION DEFINITIONS FOR GUARANTEE

Delay

An Engine-caused delay of an Aircraft occurs when the malfunctioning of an Engine or Part thereof, the checking of same, or necessary corrective action causes the final Aircraft departure to be delayed more than a specified time (*****) after the programmed departure time in any of the following instances:

•	An originating flight departs later than the scheduled departure time.

•	A through service or turnaround flight remains on the ground longer than the allowable ground time.

•	The aircraft is released late from maintenance.

NOTE:

A cancellation supersedes a delay (i.e., a flight which is canceled after having been delayed is considered to be a cancellation only—not a delay and a cancellation). *****

Cancellation

Elimination or termination of a scheduled trip because of a known or reasonably suspected malfunction and/or defect in an Engine or Part thereof.

NOTE:

*****

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT G

PERFORMANCE RETENTION GUARANTEE CALCULATION METHOD

Fleet average base point for the Engine fuel consumption guarantee shall be an average of the first ***** of revenue services operations of each Engine covered by the guarantee. For a valid base, the standard deviation for each Engine of the calculated cruise fuel flow deltas must not exceed *****%.

Performance Retention (cruise fuel consumption deterioration) is determined quarterly by comparing the cumulative fleet average of the quarterly data points with the base point. The standard deviation for each Engine of the calculated cruise fuel flow deltas must not exceed *****%.

The period covered by the guarantee starts from the first revenue flight of the first Aircraft.

Republic shall provide to CFM on a quarterly basis copies of any form of performance trending chosen by Airline.

Cruise data reported quarterly must include the following:

Aircraft Number; Engine Serial Number (ESN); Date; Flight Number; Engine Position; Altitude; Mach Number; Total Air Temperature (TAT); and the following at Cruise Point: N1 (Fan Speed); EGT; N2 (Core Speed); Fuel Flow; and Bleed Configuration.

If the deterioration of the cumulative fleet average cruise fuel flow at N1 exceeds the guarantee or if the deterioration trend suggests that the guarantee might be exceeded, then the following actions may be initiated:

a.	CFM Flight Audits.

b.	Test cell confirmation runs on specific Engines. The altitude guarantee will be translated to sea level conditions plus nominal installation loss for comparison purposes.

If, as a result of incorporation of service bulletins (other than a mandatory campaign change) or other Engine modifications, the initially established relationship of Engine fuel flow, thrust and fan speed (N1) is altered, the measured, calibrated fuel consumption shall be suitably corrected to give effect to this change.

Republic is to maintain records of total fuel on-loaded to each Aircraft each month and monthly cost thereof (price per gallon) during the period of this guarantee in substantiation of any claim hereunder.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.